UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 26, 2005

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or Other Jurisdiction of Incorporation)

333-115103	72-1121985
(Commission File Number)	(I.R.S. Employer Identification No.)

Eight Greenway Plaza, Suite 1330 Houston, Texas 77046	77046 (Zip Code)
(Address of Principal Executive Offices)

(713) 626-8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

W&T Offshore, Inc. (the “Company”) has entered into an employment agreement with Stephen A. Landry effective October 1, 2005 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Landry will serve as the Senior Vice President, Chief Financial Officer and Assistant Secretary of the Company for an initial period of three years, subject to the terms of the Employment Agreement. The Employment Agreement provides for a base salary of $250,000 per year, a sign-up bonus of $190,000 and a grant of restricted stock having a value of $300,000. For a full description of the employment arrangement with Mr. Landry, please refer to the Employment Agreement, a copy of which has been filed herewith as Exhibit 10.1.

Mr. Landry, age 45, was an investment banker with Jefferies & Company, Inc. from May 1998 through September 2005, working primarily in its energy corporate finance group. From 1992 until May 1998, Mr. Landry practiced law with the law firm of Schully, Roberts, Slattery & Jaubert. From 1983 until 1992, he was a commercial banker with RepublicBank and First National Bank of Commerce, focusing primarily on the energy industry.

In December 2002, the Company completed a private placement of its Series A convertible preferred stock with entities managed by Jefferies Capital Partners. In December 2002, Mr. Landry acquired 2,000 shares of such convertible preferred stock, which were converted into13,339 shares of the Company’s common stock when the Company consummated its initial public offering of common stock in February 2005. In December 2002, Mr. Landry became a party to an agreement requiring the Company to register his shares if the Company consummated an initial public offering of its common stock. When the Company consummated its initial public offering in February 2005, the Company registered 8,647 shares that Mr. Landry sold in the public offering at a price of $19.00 per share. The Company paid all expenses associated with the initial public offering (except for the underwriting discount, which was paid by Mr. Landry).

The Company has also entered into an Indemnification and Hold Harmless Agreement with Mr. Landry, which provides that if Mr. Landry is a party or is threatened to be made a party to any action, the Company will indemnify him and hold him harmless against any and all liabilities or losses incurred in connection with such action if it arises out of or is related to the fact that he is or was serving as an executive officer of the Company, to the fullest extent permitted by then applicable law. Further, if Texas law is amended to authorize the further indemnification of an executive officer, then Mr. Landry will automatically be indemnified to the fullest extent provided by law. The terms and conditions of Mr. Landry’s Indemnification and Hold Harmless Agreement are virtually identical to the terms and conditions in similar contracts pursuant to which the Company has agreed to indemnify its directors and its former Chief Financial Officer. A copy of the Indemnification and Hold Harmless Agreement has been filed herewith as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Employment Agreement by and between W&T Offshore, Inc. and Stephen A. Landry, dated as of October 3, 2005.

Exhibit 10.2	Indemnification and Hold Harmless Agreement by and between W&T Offshore, Inc. and Stephen A. Landry, dated October 19, 2005

Exhibit 99.1	W&T Offshore, Inc. Press Release, dated September 23, 2005 (filed with original 8-K filing on September 26, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: October 18, 2005	By:	/s/ Stephen A. Landry
	Name:	Stephen A. Landry
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Employment Agreement by and between W&T Offshore, Inc. and Stephen A. Landry, dated as of October 3, 2005.

Exhibit 10.2	Indemnification and Hold Harmless Agreement by and between W&T Offshore, Inc. and Stephen A. Landry, dated October 19, 2005

Exhibit 99.1	W&T Offshore, Inc. Press Release, dated September 23, 2005 (filed with original 8-K filing on September 26, 2005).